UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2009

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 9, 2009, Regal Entertainment Group issued a press release announcing that its indirect wholly-owned subsidiary, Regal Cinemas Corporation (the “Company”), planned to offer $300 million aggregate principal amount of senior notes due 2019 (the “Notes”) through a private placement.  The press release relating to the Notes was filed on Form 8-K by the Company on July 9, 2009.  Subsequent to the press release issuance, the offering of the Notes was increased to $400 million aggregate principal amount.

On July 10, 2009, the Company issued a press release announcing that it had priced $400 million aggregate principal amount Notes.  The Notes will have an interest rate of 8.625% per annum and will be issued at a price equal to 97.561% of their face value.  The Company intends to use all of the net proceeds of the offering to repay a portion of its existing credit facility.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group Press Release dated July 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: July 10, 2009	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group Press Release dated July 10, 2009